                                                                      EXHIBIT 99
PRESS RELEASE


            AMSURG CORP. TO BROADCAST 2005 SECOND QUARTER CONFERENCE
                           CALL LIVE ON THE INTERNET



NASHVILLE, Tenn. (July 12, 2005) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2005 second quarter earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, July 26, 2005. The on-line replay will follow shortly after the call and continue for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2005, AmSurg owned a majority interest in 135 centers and had seven centers under development.


                                    Contact:
                                              Claire M. Gulmi
                                              Senior Vice President and
                                              Chief Financial Officer
                                              (615) 665-1283



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